UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 29, 2008 (October 23, 2008)

SILVERADO GOLD MINES LTD.
(Exact name of Registrant as specified in charter)

British Columbia, Canada	000-12132	98-0045034
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification Number)

1111 West Georgia Street, Suite 1820
Vancouver, British Columbia, Canada V6E 4M3
(Address of principal executive offices)

Registrant’s telephone number, including area code: 1 (800) 665-4646

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

SILVERADO GOLD MINES LTD.

This Current Report on Form 8-K and other reports filed by the Registrant from time to time with the Securities and Exchange Commission (collectively, the “Filings”) contain forward looking statements and information that are based upon beliefs of, and information currently available to, the Registrant’s management, as well as estimates and assumptions made by the Registrant’s management. When used in the Filings the words “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan” or the negative of these terms and similar expressions as they relate to the Registrant or the Registrant’s management identify forward looking statements. Such statements reflect the current view of the Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to the Registrant’s industry, operations and results of operations and any businesses that may be acquired by the Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Item 1.01        Entry into a Material Definitive Agreement

On October 27, 2008, Silverado Gold Mines Ltd. (the “Registrant”) entered into an Indemnity Agreement (the “Agreement”) with Garry L. Anselmo (“Anselmo”), its President, Chief Executive Officer, Chief Financial Officer, and Chairman of its Board of Directors.

Pursuant to the terms of the Agreement, the Company granted a general indemnification to Anselmo against all Claims and Costs (as such capitalized terms are defined in the Agreement) that arise out of the scope or performance of Anselmo’s duties as a director and officer of the Registrant, and that generally arise out of the management and affairs of the Registrant. The Registrant further agreed (i) to advance to Anselmo his reasonably estimated Costs (which are to be repaid only upon the determination by a court of competent jurisdiction that Anselmo is not entitled to indemnification under the Agreement), (ii) to indemnify Anselmo against any and all Costs incurred in connection with the investigation, defense, or appeal of a Claim, upon Anselmo’s successful defense of such Claim, and (iii) to indemnify Anselmo against all Costs incurred by Anselmo as a witness or participant to any action to which Anselmo is not a party but becomes involved by reason of his position as a director and officer of the Registrant.

The Registrant will be relieved of certain of the foregoing indemnification obligations if (i) a court of competent jurisdiction determines that Anselmo failed to act honestly, in good faith, and with a view to the best interests of the Registrant, (ii) under applicable British Columbia law, Anselmo failed to disclose an interest or a conflict as required, or the Registrant was not permitted to indemnify Anselmo under the Agreement, or (iii) a court of competent jurisdiction convicts Anselmo of a criminal offense, subject to certain conditions. Furthermore, the Registrant will not indemnify Anselmo in connection with (i) any liability for “insider trading” under applicable British Columbia law, (ii) any liability arising under the United States Securities Act of 1933 (other than the payment of expenses incurred or paid by Anselmo in the successful defense of any action, suit, or proceeding relating to same), and (iii) any settlement of a Claim effected by Anselmo without the Registrant’s written consent. The Registrant also agreed to contribute to the amount of Anselmo’s Costs, subject to certain restrictions, in the event that the Registrant is barred from indemnifying Anselmo for any reason other than statutory limitations set forth in applicable law.

On October 27, 2008, the Registrant also entered into separate Indemnity Agreements (together, the “Director Indemnity Agreements”) with Stuart McCulloch and James Dixon, each of whom are members of the Registrant’s Board of Directors. Stuart McCulloch is also Anselmo’s cousin. The terms of each of the Director Indemnity Agreements are identical to the terms of the Agreement.

The foregoing summaries of the Agreement and the Director Indemnity Agreements (collectively, the “Agreements”) do not purport to be complete and are qualified in their entirety by reference to the full text of the Agreements, copies of which are filed herewith as Exhibits 99.1, 99.2, and 99.3, and incorporated by reference herein.

Item 8.01        Other Events

On October 23, 2008, the Registrant issued a press release (the “Press Release”) announcing the remainder of its drill hole assay results for 2008 at Workman's Bench, the Registrant’s prime exploration target on its Nolan Creek property in Alaska. Further information is set forth in the Press Release.

The foregoing summary of the Press Release does not purport to be complete and is qualified in its entirety by reference to the full text of the Press Release, a copy of which is filed herewith as Exhibit 99.4 and incorporated by reference herein.

Item 9.01        Financial Statements and Exhibits

Exhibit No.	Document

99.1	Indemnity Agreement with Garry L. Anselmo
99.2	Indemnity Agreement with Stuart McCulloch
99.3	Indemnity Agreement with James Dixon
99.4	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

October 29, 2008	Silverado Gold Mines Ltd.

	By:	/s/ Garry L. Anselmo
Garry L. Anselmo,
Chief Executive Officer